UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

(312) 496-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, Heidrick & Struggles International, Inc. (the “Company” or “HSII”) announced that Tracy R. Wolstencroft has been appointed as the President and Chief Executive Officer of the Company, effective immediately. Mr. Wolstencroft will stand for election to the Company’s Board of Directors at the Company’s annual meeting of stockholders in May 2014.

The Company has entered into an employment agreement (“Agreement”) with Mr. Wolstencroft under which he will receive: (i) an annual base salary of $850,000 per year; (ii) an annual cash bonus target opportunity equal to 125% of his base salary, subject to the attainment of certain performance goals established annually by the Board’ Human Resources and Compensation Committee (“HRCC”); and (iii) an annual equity award target opportunity equal to 200% of his base salary, issued as a combination of performance and restricted stock units, subject to the attainment of certain performance goals established annually by the HRCC. Mr. Wolstencroft will participate in the Company’s (i) Management Incentive Plan (“MIP”) at the Tier I level; (ii) Change in Control Severance Plan (“CIC Plan”); (iii) Severance Pay Plan (“Severance Plan”) at the Tier I level; (iv) equity programs; and (v) vacation and benefit plans at the same level as other senior executives. Full descriptions of the Company’s benefit and compensation plans are contained in the Company’s proxy statement which was filed with the SEC on April 24, 2013 and is incorporated herein by reference.

In addition, as an inducement to join the Company, the Company also entered into separate one time equity award agreements with Mr. Wolstencroft providing for: (i) 125,000 time vesting restricted stock units (“RSU”) that will vest in equal installments on the 3rd, 4th and 5th anniversary of the date of grant; and (ii) 125,000 performance vesting restricted stock units (“PRSU”) that will vest on the later of (A) the 2nd anniversary of the grant date or (B) specified stock price increases contained in the agreement.

The Agreement provides for severance payable upon termination without cause or resignation for good reason, as well as customary restrictive covenants in favor of the Company.

A copy of the Agreement, RSU and PSU are attached hereto respectively as Exhibits 99.1 , 99.2 and 99.3, each of which is incorporated herein by this reference. The foregoing description of the terms of each of the Agreement, RSU and PSU is qualified in its entirety by reference to the full text of such agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Employment Agreement between the Company and Tracy R. Wolstencroft, dated February 2, 2014.

99.2	Restricted Stock Unit Agreement between the Company and Tracy R. Wolstencroft, dated February 2, 2014

99.3	Performance Stock Unit Agreement between the Company and Tracy R. Wolstencroft, dated February 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: February 6, 2014	/s/ Stephen W. Beard
General Counsel, Chief Administrative Officer and Secretary